Exhibit 99.1
PRESS RELEASE

Contact:
Colleen Mumford
Vice President, Communications and Marketing
Cabot Microelectronics Corporation
(630) 499-2600

Cabot Microelectronics Corporation Announces Refinancing of Term Loan Facility

Aurora, IL, December 23, 2019 – Cabot Microelectronics Corporation (Nasdaq: CCMP) today announced that it has amended its credit agreement entered into on November 15, 2018 to reduce the interest rate on borrowings under the agreement’s term loan facility by 25 basis points. The new term loan facility of the amended credit agreement has an aggregate principal amount of $957.0 million and bears interest at a rate per annum equal to, at the company’s option, either (a) a London Inter-bank Offered Rate (“LIBOR”), subject to a 0.00% floor, or (b) a base rate, in each case plus an applicable margin of 2.00% for LIBOR loans and 1.00% for base rate loans.

“We are proud to report a successful refinancing of our credit facility, which will deliver savings of approximately $2 million in interest payments on an annualized basis. We believe this result is consistent with the strength of our company and our ability to deliver against expectations,” said Scott Beamer, Vice President and Chief Financial Officer of Cabot Microelectronics Corporation.

The interest rate applicable to the amended credit agreement’s revolving credit facility, and the restrictive covenants, maturity dates and events of default remain unchanged from the provisions of the November 2018 credit agreement.

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is a leading global supplier of consumable materials to semiconductor manufacturers and pipeline companies. The company’s products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers. Cabot Microelectronics Corporation is also a leading provider of performance materials to pipeline operators. The company's mission is to create value by delivering high-performing and innovative solutions that solve its customers’ challenges. The company has approximately 1,900 employees globally. For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com, or contact Colleen Mumford, Vice President, Communications and Marketing, at 630-499-2600.

SAFE HARBOR STATEMENT
This press release contains forward-looking statements, which address a variety of subjects including, for example, future sales and operating results; growth or contraction, and trends in the industry and markets in which the Company participates; the acquisition of, investment in, or collaboration with other entities, including the Company’s acquisition of KMG Chemicals, Inc. (“KMG”), and the expected benefits and synergies of such acquisition; divestment or disposition, or cessation of investment in certain, of the Company’s businesses; new product introductions; development of new products, technologies and markets; product performance; the financial conditions of the Company's customers; competitive landscape; the Company's supply chain; natural disasters; various economic or political factors and international or national events, including related to the enactment of trade sanctions, tariffs, or other similar matters; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property or third party intellectual property; environmental, health and safety laws and regulations, and related compliance; the operation of facilities by Cabot Microelectronics; the Company's management; foreign exchange fluctuation; the Company's current or future tax rate, including the effects of the Tax Cuts and Jobs Act in the United States (“tax act”); cybersecurity threats; financing facilities and related debt, pay off or payment of principal and interest, and compliance with covenants and other terms; and, uses and investment of the Company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason by the Company, based on a variety of factors. Statements that are not historical facts, including statements about Cabot Microelectronics’ beliefs, plans and expectations, are forward-looking statements. Such statements are based on current expectations of Cabot Microelectronics’ management and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. For information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Cabot Microelectronics’ filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in Cabot Microelectronics’ Annual Report on Form 10-K for the fiscal year ended September 30, 2019. Except as required by law, Cabot Microelectronics undertakes no obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.